POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Michael H. Gersie, Karen E. Shaff and Joyce N. Hoffman, and each of them, individually, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a beneficial owner of securities of Principal Financial Group, Inc. (the "Company's"), Schedules 13D (including amendments thereto) and Forms 3, 4 and 5 in accordance with Section 13(d) and
       Section 16(a), respectively, of the Securities Exchange Act of 1934 and the rules thereunder and any joint filing agreement pursuant to Rule 13d-1(k)(1)(iii);

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
       Schedule 13D (or amendment), Form 3, 4 or 5 or joint filing agreement and timely file such schedule or form with the United States Securities and Exchange Commission and any appropriate national securities exchange; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as he may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact is serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the Securities Exchange act of 1934.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13(d) or Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of April, 2006.


                                               /S/ MICHAEL T. DAN
                                               ---------------------------------
                                               Name:  Michael T. Dan